Exhibit 10.1

SEPARATION AGREEMENT

AND GENERAL RELEASE

This Separation Agreement and General Release (“Agreement”) is entered into on February 20, 2023, between LiveRamp Holdings, Inc., its successors and current and former subsidiaries, affiliates, officers, directors, employees, representatives, insurers, agents and assigns (“LiveRamp”), and Warren C. Jenson (“Executive”). All terms used by not otherwise defined herein shall have the meaning ascribed to such term in that certain Amended and Restated Employment Agreement, dated February 14, 2018, by and between LiveRamp (as successor in interest to Acxiom Corporation) and Executive (the “Employment Agreement”).

WHEREAS, as of the date of this Agreement, Executive is currently President, Chief Financial Officer, and Executive MD of International of LiveRamp;

WHEREAS, Executive has given a Notice of Termination pursuant to Section 9(h) of the Employment Agreement of his intent to terminate his employment on April 14, 2023; and

WHEREAS, the parties desire to enter into this Agreement setting forth certain terms and conditions of Executive’s termination of employment.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein set forth, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.             Termination. Executive’s employment with LiveRamp will terminate effective April 14, 2023 (“Separation Date”).

2.             Additional Benefits. In consideration for Executive’s execution of this Agreement, LiveRamp agrees to provide the additional benefits described in Exhibit A attached to and made part of this Agreement and Executive agrees that he has no claim to the rights or benefits other than as provided for herein.

3.             Executive Release. In exchange for the consideration set forth in Exhibit A, Executive, ON BEHALF OF HIMSELF, HIS SPOUSE, ATTORNEYS, HEIRS, EXECUTORS, ADMINISTRATORS, AGENTS, ASSIGNS AND ANY TRUSTS, PARTNERSHIPS AND OTHER ENTITIES UNDER HIS CONTROL AND ANY OTHER PERSON CLAIMING BY, THROUGH OR UNDER THE EXECUTIVE (TOGETHER, THE “EXECUTIVE PARTIES”), HEREBY GENERALLY RELEASES AND FOREVER DISCHARGES LiveRamp, its respective predecessors, successors and assigns and its respective past and present stockholders, members, directors, officers, employees, agents, representatives, principals, insurers and attorneys (together the “Company Parties”) from any and all claims, demands, liabilities, suits, damages, losses, expenses, attorneys’ fees, obligations or causes of action, KNOWN OR UNKNOWN, CONTINGENT OR NON-CONTINGENT of any kind and every nature whatsoever, and WHETHER OR NOT ACCRUED OR MATURED, which any of them have or may have, arising out of or relating to any transaction, dealing, relationship, conduct, act or omission, OR ANY OTHER MATTERS OR THINGS OCCURRING OR EXISTING AT ANY TIME PRIOR TO AND INCLUDING THE EXECUTION DATE OF THIS RELEASE (including, but not limited to, any claim against the Company Parties based on, relating to or arising under wrongful discharge, breach of contract (whether oral or written), tort, fraud (but excluding fraudulent inducement into signing this Release), defamation, negligence, promissory estoppel, retaliatory discharge, Title VII of the Civil Rights Act of 1964, as amended, any other civil or human rights law, the Age Discrimination in Employment Act of 1967, Americans with Disabilities Act, Section 409A of the Internal Revenue Code or 1986, as amended (the “Code”) or any other applicable provisions of the Code, Employee Retirement Income Security Act of 1974, as amended, or any other federal, state or local law relating to employment or discrimination in employment) arising out of or relating to the Executive’s employment by LiveRamp or his services as an officer or employee of the Company or any of its subsidiaries, or otherwise relating to the termination of such employment or the Agreement (collectively, “Claims”); provided, however, such general release will not limit or release the Company Parties from their respective obligations (i) under the Employment Agreement that expressly survive termination of employment or by their terms are required to be or only capable of being performed following the date of termination of employment under the Agreement, (ii) under the Company’s benefit plans and agreements that expressly survive termination of employment; provided, however, notwithstanding anything contained in the Employment Agreement or any of the Company’s equity incentive plans or grant documents thereunder, Exhibit A hereto sets forth Executive’s only continuing rights regarding his outstanding equity awards, (iii) in respect of the Executive’s services as an officer or director of the Company or any of its subsidiaries, pursuant to any director and officer indemnification agreements or insurance policies, or the certificates of incorporation or by-laws (or like constitutive documents) of the Company or any of its subsidiaries in effect as of the date hereof or as provided by law. Executive acknowledges that this is a knowing and voluntary waiver. Executive waives all seniority rights they may have with LiveRamp, and Executive expressly waives any claim for reinstatement by LiveRamp. This waiver and release does not apply to or waive: 1) Executive’s rights to enforce this Agreement; 2) any rights Executive may have under applicable workers’ compensation or unemployment compensation statutes, 3) any right to continuation of health care coverage under the Consolidated Omnibus Budget Reconciliation Act, or 4) Executive’s right to file a charge with the EEOC, however, Executive waives and releases any claims or rights to or for damages, compensation or injunctive relief whatsoever.

4.             Company Release. LiveRamp, on its own behalf and on behalf of the Company Parties (individually and collectively), hereby releases Executive from and with respect to any and all claims, agreements, obligations, demands and causes of action, known or unknown, suspected or unsuspected, arising out of or in any way connected with events, acts, conduct, or omissions occurring at any time prior to and including the date LiveRamp signs this Agreement; provided, however, that (i) nothing herein shall release Executive from his obligations under the Employment Agreement as to those sections that survive termination (specifically Section 12 (Confidentiality; Non-Solicitation; Non-Competition) and Section 13 (Ownership of Developments; Trade Secrets of Others) thereof) or any plan, policy or program of the Company that expressly survive termination of employment or by their terms are required to be or only capable of being performed following the date of termination of employment or the applicable plan, policy or program, (ii) such release shall not include claims for fraud, securities laws violations, criminal acts or rights under or to enforce the Employee Agreement or any act for which Executive is not entitled to indemnification from the Company as fully and finally adjudicated by a court of competent jurisdiction and (iii) nothing contained herein shall release, restrict or in any way impede the right and ability of LiveRamp to recover from Executive any incentive based compensation (as defined in SEC Rule 10D-1) that Executive received after the effective date of national securities exchange listing standards adopted pursuant to SEC Rule 10D-1 in excess of the amount that Executive would have received based on restated financial measures regardless of whether Executive was at fault for any of the circumstances that triggered a restatement.

5.             Review of Release. Executive acknowledges that he has the right to consider this Agreement for a period of twenty-one (21) days (“Review Period”). Executive is advised to consult with an attorney regarding this Agreement and has done so to the extent deemed appropriate. Executive may revoke this Agreement at any time and for any reason for a period of seven (7) days following the execution of the Agreement. The Agreement is not effective or enforceable until expiration of the seven (7) day period. By signing this Agreement, Executive certifies that: (a) he has carefully read and fully understands this Agreement; (b) he has been advised in writing, and is hereby advised, to consult with an attorney before signing this Agreement, and that he has been advised by an attorney; (c) he understands he is not waiving or releasing rights or claims that may arise after the date that he executes this Agreement; (d) he agrees to the terms of this Agreement knowingly, voluntarily and without intimidation, coercion or pressure; (e) he agrees that he is waiving rights or claims in exchange for consideration in addition to anything of value to which he already is entitled; (f) he acknowledges that this Agreement is written in a manner calculated to be understood by him, and that he fully understands the same; (g) and he acknowledges that he has had a full opportunity to have meaningful input into the settlement and the terms of this Agreement. Further, if Executive elects to sign this Agreement, Executive must execute the DocuSign version of this Agreement. Executive will receive the DocuSign version via email on the last day of employment. If the executed Agreement is not received by LiveRamp on or before April 14, 2023, the offer of additional benefits described in Exhibit A will expire.

6.             Confidentiality & Other Restrictive Covenants.

a.	Executive acknowledges that (i) Section 12, 13 and 14 of the Employment Agreement remain in full force and effect as of the date hereof and are enforceable by LiveRamp in accordance with their terms and (ii) nothing contained in this Agreement shall release Executive from his obligations under the Employment Agreement or any plan, policy or program of the Company that expressly survive termination of employment or by their terms are required to be or only capable of being performed following the date of termination of employment under the Employee Agreement or the applicable plan, policy or program.

b.	Executive acknowledges that LiveRamp has developed, at its own expense, and will continue to develop and use, valuable technical and non-technical business and trade secrets and other Confidential Information (as defined in the Employment Agreement), including, without limitation, all such kinds and types of Confidential Information identified in the Employment Agreement, information pertaining to LiveRamp’s products, services, present and future development, processes or techniques, marketing strategies and related data, pricing, customer lists, vendor selection and information, sales and profits, costs and suppliers, and personnel. LiveRamp has protected the disclosure/release of Confidential Information to third persons and intends that such information will continue to be kept confidential. Executive acknowledges that, during his employment with LiveRamp, he had access to such Confidential Information. Executive further acknowledges that the Confidential Information is proprietary to the Corporation and its Affiliates, that the unauthorized disclosure of any of the Confidential Information to any person or entity will result in immediate and irreparable competitive injury to the Corporation and its Affiliates, and that such injury cannot adequately be remedied by an award of monetary damages. Accordingly, Executive shall not at any time disclose, or use for any purpose, any Confidential Information to any person or entity who is not properly authorized by LiveRamp to receive the information without the prior joint written consent of the Chief Executive Officer and Chief Legal Officer of LiveRamp (which consent may be withheld for any reason or no reason) unless and except to the extent that such disclosure is required by any subpoena or other legal process (in which event Executive shall give the Chief Executive Officer and Chief Legal Officer of LiveRamp prompt written notice of such subpoena or other legal process in order to permit LiveRamp to seek appropriate protective orders). For a period of one (1) year after the execution of this Agreement, Executive will inform prospective employers of this provision of this Agreement. Executive shall not disclose and shall promptly return or destroy following his termination of employment, including any copies, LiveRamp’s Confidential Information: (1) acquired by or made known to Executive during or after LiveRamp employment; or (2) to which Executive has had possession, access, or control, or right of possession, access, or control at any time.

c.	Executive acknowledges that he has or will return all LiveRamp property to LiveRamp unless destruction is otherwise permitted pursuant to Section 5 above promptly following his termination of employment. The return of LiveRamp property will function as a condition precedent to any obligation to provide the benefits specified in Part B of Exhibit A, and accordingly, LiveRamp is not obligated to provide any benefits to Executive until such time as it has received all LiveRamp property from Executive, or Executive confirms he has destroyed all LiveRamp property. Notwithstanding the foregoing, any LiveRamp property provided Executive as part of his consulting services to the Company shall be excluded from this Section 6.

7.             Non-Admission. This Agreement is not an admission by LiveRamp or Executive of any wrongdoing or any violation of federal, state or local law, regulation or ordinance, and LiveRamp and Executive specifically disclaim any wrongdoing or liability to the other party hereto.

8.             Governing Law. This Agreement will be governed and construed and enforced in accordance with the laws of the State of Delaware without regard to its conflicts of law rules. The parties hereby submit to the exclusive jurisdiction and venue of any local, state or federal court in the State of Delaware for resolution of any and all claims, causes of action or disputes arising out of, related to or concerning this Agreement and the parties agree to waive any claim relating to forum non conveniens.

9.             Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid, but if any one or more of the provisions contained in this Agreement shall be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability for any such provisions in every other respect and of the remaining provisions of this Agreement shall not be in any way impaired.

10.           Modification. No waiver or modification of this Agreement or of any covenant, condition, or limitation herein contained shall be valid, unless in writing and duly executed by the parties hereto, and no evidence of any waiver or modification shall be offered or received in evidence of any proceeding , arbitration or litigation between the parties hereunder, unless such waiver or modification is in writing, duly executed as aforesaid and the parties further agree that the provisions of this section may not be waived except as herein set forth.

11.           Entire Agreement. This Agreement contains the entire agreement of the parties hereto with respect to the subject matter contained herein. There are no restrictions, promises, covenants or undertakings, other than those expressly set forth herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

12.           Mutual Drafting. Executive acknowledges that legal counsel of his choosing has reviewed this Agreement, that the Executive has consulted with such counsel, and that he agrees to the terms herein without reservation. This Agreement is the mutual product of the parties. Each provision hereof has been subject to the mutual consultation, negotiation and agreement of each of the parties, and shall not be construed for or against any party hereto.

13.           Assignment. The duties, obligations, rights and covenants under this Agreement shall not be assignable by Consultant or Company without the prior written consent of the other party. This Agreement shall inure to the benefit of Company and its successors and assigns, including without limitation any entity to which substantially all of the assets or business of the Company are sold or transferred.

14.           Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which counterparts shall together constitute but one and the same instrument. In making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart executed by the party against whom enforcement of this Agreement is sought. The execution of this Agreement may be by actual, facsimile or electronic signature.

15.           Enforceability. In any action to enforce this Agreement, except a claim pertaining directly to the Age Discrimination in Employment Act, the prevailing party’s attorneys’ fees and costs will be paid by the non-prevailing party.

16.           Waiver of California Civil Code Section 1542. To the extent California Civil Code Section 1542 is applicable hereto, Executive hereby waives the provisions of California Civil Code Section 1542, which states: “A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.”

THIS IS A FULL AND FINAL RELEASE. TAKE THIS RELEASE HOME, READ IT, AND CAREFULLY CONSIDER ALL OF ITS PROVISIONS BEFORE SIGNING IT: IT INCLUDES A RELEASE OF KNOWN AND UNKNOWN CLAIMS.

Executive:	LiveRamp Holdings, Inc.:

Warren C. Jenson	Jerry Jones
Name (Type or Print)	Name (Type or Print)

/s/ Warren C. Jenson	/s/ Jerry Jones
Signature	Signature

President	Executive Vice President
Executive’s LiveRamp ID Number	Title

2/20/2023	2/20/2023
Date	Date

Exhibit A

to

Confidential Separation Agreement and General Release

By executing this Agreement, Executive acknowledges that they are not entitled to any payment or compensation beyond that set out in Paragraph A and B.

A. If the Executive does not execute the General Release, the following will be paid/made available on the Separation Date or as soon as practicable following the Separation Date:

1.	All base pay accrued, earned and unpaid through Separation Date;

2.	All eligible and approved business expense reimbursements outstanding as of the Separation Date;

3.	Ability to continue current elected medical and/or dental coverage, at Executive’s expense, in accordance with LiveRamp’s COBRA policy.

B. If the Executive does execute the General Release, the following additional benefits will be paid in accordance with the terms of this Agreement ONLY after LiveRamp has received all LiveRamp property from the Executive:

1.	A lump sum payment (less applicable taxes and withholdings) equal to any fiscal year 2023 Company Incentive Plan payment you would have received under the FY2023 Plan had you remained employed through the payment date (“Bonus”); provided that, such Bonus is earned and payable according to the plan terms and conditions excluding the provision requiring employment on the payment date. This lump sum will be paid out at the regularly scheduled payout time frame. The Bonus amount is subject to any adjustments made by LiveRamp to bonus amounts of similarly situated employees of LiveRamp.

2.	A Consulting Agreement from your termination date to March 31, 2024. The Consulting Agreement is attached hereto as Exhibit B.

3.	Executive’s time-based equity awards (96,228 RSUs) will continue to vest in accordance with the schedule set forth in the applicable grant documents excluding any inconsistent provisions relating to the effect upon the award of Executive’s cessation of employment. Additionally, 5,063 shares of Award No. PS0530 shall be released in accordance with the terms of such award on or about August 9, 2023. For the avoidance of doubt, Employee understands and agrees that by operation of this Agreement, any LiveRamp equity awards granted to Employee that are not listed on or provided for in this Exhibit A are canceled as of the Separation Date.

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Exhibit B

to

Confidential Separation Agreement and General Release

(see attached)

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CONSULTING AGREEMENT

This Consulting Agreement (this “Agreement”), dated as of February 20, 2023, is entered into by and between LiveRamp Holdings, Inc., a Delaware corporation (the “Company”) and Warren C. Jenson (“Consultant”).

WHEREAS, as of the date of this Agreement, Consultant is currently an employee (“Executive”) of Company, whose employment shall terminate on April 14, 2023;

WHEREAS, Consultant agrees to provide consulting services to the Company after his termination of employment with the Company through March 31, 2024; and

WHEREAS, the parties desire to identify the relationship between Company and Consultant and to clarify the services to be provided by Consultant.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein set forth, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.             Services. Company shall engage Consultant and Consultant shall accept such engagement, subject to the terms and conditions set forth herein, for the provision of the consulting services described herein. Consultant shall be reasonably available to provide advisory services in relation to any of the Consultant’s prior roles with the Company and perform such tasks or services as may be reasonably assigned or delegated to Consultant by the Company from time to time. During the term hereof, Consultant shall devote Consultant’s best efforts and attention to the performance of the duties hereunder required of Consultant, however, Consultant’s obligation to perform services under this Agreement shall be limited to ten (10) hours or less per month.

2.             Independent Contractor. In the performance of Consultant’s duties hereunder, Consultant shall act solely as an independent contractor and not as an agent or employee of Company. The Consultant shall not be an “employee” of Company for any purpose, nor shall Consultant be entitled to receive or participate in any insurance, retirement, profit sharing, vacation, sick leave, social security, worker’s compensation, disability or unemployment benefits, plans or policies of any kind or nature whatsoever of Company. Further, Consultant agrees not to hold himself out to any third party as an employee, principal or agent of Company or its affiliates. Further, nothing in this Agreement shall restrict, in any way, Consultant’s right to be employed by and/or perform services for any other person or entity.

3.             Consideration. As consideration for the services to be rendered by Consultant to the Company hereunder, Company shall pay Consultant an annual consulting fee equal to $100,000, payable monthly. Company shall bear all travel and other out-of-pocket expenses approved in advance in writing by the Company and reasonably incurred by Consultant in the performance of Consultant’s duties, including without limitation communication expenses. Consultant hereby agrees to timely make any and all tax withholding payments for which Consultant is responsible under applicable law and to indemnify Company for any failure on Consultant’s part to make such tax withholding payments.

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4.             Term. This Agreement shall be effective on the date of Consultant’s termination as an employee from Company and shall continue until March 31, 2024, subject to the termination provisions of Section 5.

5.             Termination.

(a)            Termination by the Company. Company may terminate this Agreement with or without cause at any time by delivering a written notice to Consultant.

(b)            Termination by the Consultant. The Consultant may terminate this Agreement with Cause at any time by delivering a written notice to Company. For purposes of termination by Consultant, “Cause” shall be defined as (i) a breach by the Company of this Agreement or any other agreement between Consultant and the Company or any Company affiliate or (ii) the commission of a wrongful act by the Company in connection with Consultant’s relationship with the Company under this Agreement or any other agreement between Consultant and the Company.

(c)            Date of Termination. For purposes of this Agreement, the term “Date of Termination” shall mean the earlier of (i) March 31, 2024 and (ii) the date that any party gives written notice that it intends to terminate this Agreement pursuant to the terms hereof or the date, if any, specified by the terminating party in such written notice as the effective date of termination.

6.             Obligations of the Company upon Termination. If this Agreement shall be terminated for any reason, the Company shall have no further obligation under this Agreement from and after the Date of Termination, other than to pay the Consultant any unpaid portion of the earned Consultant Fee within thirty (30) days after the Date of Termination.

7.             Assignment. The duties, obligations, rights and covenants under this Agreement shall not be assignable by Consultant or Company without the prior written consent of the other party. This Agreement shall inure to the benefit of Company and its successors and assigns, including without limitation any entity to which substantially all of the assets or business of the Company are sold or transferred.

8.             Internal Revenue Code Section 409A. This Agreement is intended to comply with, or otherwise be exempt from, Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations and guidance promulgated thereunder (together “Code Section 409A”). The parties intend to interpret, apply and administer this Agreement in the least restrictive manner necessary to comply with such intent, including guidance that may be issued after the Effective Date. No payments will be accelerated or delayed in time or schedule other than in accordance with this Agreement and Code Section 409A. In no event shall Company be liable for any additional tax, interest or penalty that may be imposed on Consultant for failure to comply with Code Section 409A or any other section of the Code.

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9.             Governing Law. This Agreement will be governed and construed and enforced in accordance with the laws of the State of Delaware without regard to its conflicts of law rules. The parties hereby submit to the exclusive jurisdiction and venue of any local, state or federal court in the State of Delaware for resolution of any and all claims, causes of action or disputes arising out of, related to or concerning this Agreement and the parties agree to waive any claim relating to forum non conveniens.

10.           Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid, but if any one or more of the provisions contained in this Agreement shall be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability for any such provisions in every other respect and of the remaining provisions of this Agreement shall not be in any way impaired.

11.           Modification. No waiver or modification of this Agreement or of any covenant, condition, or limitation herein contained shall be valid, unless in writing and duly executed by the parties hereto, and no evidence of any waiver or modification shall be offered or received in evidence of any proceeding or litigation between the parties hereunder, unless such waiver or modification is in writing, duly executed as aforesaid and the parties further agree that the provisions of this section may not be waived except as herein set forth.

12.           Entire Agreement. This Agreement contains the entire agreement of the parties hereto with respect to the subject matter contained herein. There are no restrictions, promises, covenants or undertakings, other than those expressly set forth herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

13.           Mutual Drafting. Executive acknowledges that legal counsel of his choosing has reviewed this Agreement, that the Executive has consulted with such counsel, and that he agrees to the terms herein without reservation. This Agreement is the mutual product of the parties. Each provision hereof has been subject to the mutual consultation, negotiation and agreement of each of the parties, and shall not be construed for or against any party hereto.

14.           Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which counterparts shall together constitute but one and the same instrument. In making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart executed by the party against whom enforcement of this Agreement is sought. The execution of this Agreement may be by actual, facsimile or electronic signature.

[Remainder of page intentionally left blank; signature page follows]

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IN WITNESS WHEREOF, this Consulting Agreement has been executed and delivered by the parties as of the first date set forth below.

Executive:	LiveRamp Holdings, Inc.:

Warren C. Jenson
Name (Type or Print)	Name (Type or Print)

Signature	Signature

Executive’s LiveRamp ID Number	Title

Date	Date

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